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                                                                     EXHIBIT 5.1


                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760


                                 March 6, 1997

Parker Drilling Company
8 East Third Street
Tulsa, Oklahoma 74103

Ladies and Gentlemen:

     We have acted as counsel for Parker Drilling Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company of up to 8,508,490 shares (the "Company Shares") of its common stock, par value
$0.16 2/3 per share ("Common Stock"), and 3,056,600 shares (the "Selling Shareholder Shares", and together with the Company Shares, the "Shares") of Common Stock by Energy Ventures, Inc. (the "Selling Shareholder").

     In connection with the foregoing, we have examined or are familiar with the Restated Certificate of Incorporation and the Bylaws of the Company (and any amendments thereto), the corporate proceedings with respect to the registration of the Shares, and the Registration Statement on Form S-3 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that, subject to the Registration Statement becoming effective under the Securities Act, the Company Shares, when issued, will be duly authorized, validly issued and fully paid and non-assessable. In addition, we are of the opinion that the Selling Shareholder Shares, when they were issued to the Selling Shareholder, were duly authorized, validly issued and were fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.



                                            Very truly yours,



                                            Vinson & Elkins L.L.P.